Opinion of Fox Rothschild LLP

January 3, 2013

Blue Calypso, Inc.

19111 North Dallas Parkway, Suite 200

Dallas, Texas 75287

Re:                              Blue Calypso, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Blue Calypso, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration of 9,790,190 shares of Common Stock of the Company, par value $0.0001 per share (the “Shares”), comprised of 5,191,533 shares (the “Common Shares”) of Common Stock of the Company, 3,639,722 shares (the “Note Shares”) that may be issued upon conversion of outstanding 8% Convertible Notes of the Company, and 958,935 shares (the “Warrant Shares” and, together with the Common Shares and the Note Shares, the “Shares”) that may be purchased pursuant to Warrants granted by the Company, pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on December 31, 2012 (Registration No. 333-185758), as amended to date (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or prospectus, other than as expressly stated herein with respect to the validity of the Shares.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement, including the prospectus, and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date; (iii) the Company’s Bylaws and any amendments to date; (iv) the minutes and records of the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares covered by the Registration Statement and related matters thereto; (v) the 8% Convertible Note; (v) the form of Warrant; (vi) the Exchange Agreement, dated as of November 9, 2012, by and among Blue Calypso, Inc. and Aztec Systems, Inc.; (vii) a specimen of the Company’s Common Stock certificate; and (viii) such other records, documents and instruments as we have deemed necessary for the expression of the opinions stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that:

1.                                      The Common Shares have been duly authorized and validly issued and are fully paid and non-assessable.

2.         The Note Shares have been duly authorized for issuance by all necessary corporate action of the Company and, when issued and paid for in accordance with the terms and conditions of the 8% Convertible Note, the Note Shares will be validly issued, fully paid and non-assessable.

3.                                      The Warrant Shares have been duly authorized for issuance by all necessary corporate action of the Company and, when issued and paid for in accordance with the terms and conditions of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal matters” in the prospectus constituting part of such Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.  This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Very truly yours,

/s/ Fox Rothschild LLP

Fox Rothschild LLP